UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33307	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Cotner Avenue Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 445-2800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RDNT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated First Lien Credit and Guaranty Agreement

On April 23, 2021, RadNet, Inc. (the “Company”) and the Company’s wholly-owned subsidiary, RadNet Management, Inc. (the “Borrower”) entered into a Second Amended and Restated First Lien Credit and Guaranty Agreement (the “Restated Credit Agreement”), with the lenders and financial institutions named therein (the “Lenders”), Barclays Bank PLC, as administrative agent and collateral agent on behalf of the Lenders (“Agent”), and substantially all of the Company’s wholly-owned domestic subsidiaries and certain of its affiliates as guarantors. The Restated Credit Agreement provides for $725 million of senior secured first lien term loans and a $195 million senior secured revolving credit facility.

The proceeds of the new term loans under the Restated Credit Agreement are being used to refinance the outstanding $601 million term and revolving loans under the Amended and Restated First Lien Credit and Guaranty Agreement, dated as of July 1, 2016 (as amended, the “Prior Credit Agreement”), to pay fees and expenses associated with the refinancing transaction, to pay accrued interest on the previously existing facilities through the date of closing and to fund approximately $107 million to RadNet’s balance sheet.

The Restated Credit Agreement contains the following material terms.

Interest Rates. Borrowings under the Restated Credit Agreement bear interest at either the Eurodollar Rate or the Alternate Base Rate (in each case, as more fully defined in the Restated Credit Agreement), at the election of the Borrower, plus an applicable margin. The applicable margin for term loans bearing interest at the Eurodollar Rate was reduced from 3.75% to 3.25% per annum, with a further reduction to 3.00% per annum upon delivery by the Company of financial statements evidencing a first lien net leverage ratio of 3.50 to 1.00 or less. The applicable margin for revolving loans bearing interest at the Eurodollar Rate was reduced from 3.75% to 3.25% per annum for an initial period ending on the date the Company delivers financial statements for the fiscal quarter ended March 31, 2021. Thereafter, the applicable margin for revolving loans under the Restated Credit Agreement will adjust depending on our first lien net leverage ratio, according to the following schedule:

First Lien Net Leverage Ratio	Eurodollar Rate Spread	Alternate Base Rate Spread
> 3.50x	3.25%	2.25%
> 3.00x but ≤ 3.50x	3.00%	2.00%
≤ 3.00x	2.75%	1.75%

Pursuant to the Restated Credit Agreement, the floor for the term loans bearing interest at the Eurodollar Rate was reduced from a minimum of 1.00% to a minimum of 0.75%.

Payments. Under the Restated Credit Agreement, the Borrower will be required to make quarterly payments of principal on the terms loans in the amount of approximately $1.8 million compared to approximately $9.7 million under the Prior Credit Agreement.

Maturity Dates. Under the Restated Credit Agreement, the maturity date for the term loans is April 23, 2028, and the maturity date for the revolving credit facility is April 23, 2026, in each case unless accelerated in accordance with the terms of the Restated Credit Agreement.

Covenants. The Restated Credit Agreement contains certain financial and non-financial covenants, which include, but are not limited to, (i) restrictions on indebtedness, liens, and investments and limits on distributions to shareholders (including the repurchase of shares) and other junior payments, and (ii) solely for the benefit of the revolving lenders at any time the revolving credit facility is more than 30% drawn, a maximum total leverage covenant

Events of Default. The Restated Credit Agreement contains customary events of default, including, but not limited to, failure to pay principal or interest, failure to pay or default under other material debt, material misrepresentation or breach of warranty, violation of certain covenants, and the commencement of certain bankruptcy proceedings. Upon the occurrence of an event of default under the Restated Credit Agreement, the Borrower’s obligations may be accelerated and the lending commitments under the Restated Credit Agreement may be terminated.

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Security. Similar to the Prior Credit Agreement, the Company’s wholly-owned subsidiary, RadNet Management, Inc., is the “Borrower” under the Restated Credit Agreement. The Borrower’s obligations under the Restated Credit Agreement are guaranteed by the Company and certain of its subsidiaries and affiliates. Pursuant to the Amended and Restated Pledge and Security Agreement dated as of April 23, 2021 (the “Security Agreement”), the Borrower, the Company and certain of the Borrower’s wholly-owned subsidiaries and affiliates grant to the Agent, for the benefit of the Lenders, a first priority security interest, with certain exceptions, in substantially all of their respective assets, including a pledge of the equity interests of the Borrower’s wholly-owned domestic subsidiaries, 66.0% of all of the voting equity interests of the Borrower’s foreign subsidiaries and all of the non-voting equity interests of the Borrower’s foreign subsidiaries.

A copy of the Restated Credit Agreement is included as Exhibit 10.1 to this report and is incorporated herein by this reference. The foregoing summary descriptions of the Restated Credit Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibit 10.1.

A copy of the press release issued by the Company related to the Restated Credit Agreement is included as Exhibit 99.1 to this report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated First Lien Credit and Guaranty Agreement, dated as of April 23, 2021, by and among RadNet Management, Inc., a California corporation, RadNet, Inc., a Delaware corporation, certain subsidiaries and affiliates of RadNet Management, Inc., as Guarantors, the Lenders and other financial institutions from time to time party thereto, and Barclays Bank PLC, as Administrative Agent and Collateral Agent.

99.1	Press Release dated April 26, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADNET, INC.

Date: April 26, 2021	By:	/s/ Mark Stolper
Mark Stolper
Chief Financial Officer

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